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                                                                    EXHIBIT 1(A)

                            CERTIFICATE OF TRUST OF
                         MASTER LARGE CAP SERIES TRUST

        THIS Certificate of Trust of Master Large Cap Series Trust (the "Trust"), dated October 18, 1999, is being duly executed and filed by William E. Zitelli, Jr., Alice A. Pellegrino and Bradley J. Lucido, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.) (the "Act").

        1.  Name.  The name of the business trust formed hereby is Master Large
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Cap Series Trust.

        2.  Registered Agent.  The business address of the registered office of
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the Trust in the State of Delaware is 1013 Centre Road, Wilmington, Delaware
19805. The name of the Trust's registered agent at such address is The Corporation Service Company.

        3.  Effective Date.  This Certificate of Trust shall be effective upon
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the date and time of filing.

        4.  Investment Company.  The Trust will be a registered investment
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company under the Investment Company Act, as amended.

        5.  Series.  Pursuant to Section 3806(b)(2) of the Act, the Trust shall
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issue one or more series of beneficial interests having the rights and preferences set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a "Series").

        6.  Notice of Limitation of Liabilities of Each Series.  Pursuant to
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Section 3804(a) of the Act, there shall be a limitation on liabilities of each
Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.
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          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have executed this Certificate of Trust as of the date first above written.


                                /s/ William E. Zitelli, Jr.
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                               William E. Zitelli, Jr., as Trustee


                                /s/ Alice A. Pellegrino
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                               Alice A. Pellegrino, as Trustee


                                /s/ Bradley J. Lucido
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                               Bradley J. Lucido, as Trustee

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